Exhibit 10l-iv

                               ROGERS CORPORATION
                      1998 STOCK INCENTIVE PLAN, AS AMENDED

                                Seventh Amendment

         Pursuant to the powers and procedures for amendment of the Rogers Corporation 1998 Stock Incentive Plan, as amended (the "Plan"), described in
Section 9 of the Plan, the Board of Directors of Rogers Corporation (the "Board") hereby further amends the Plan as follows:

1. Effective as of June 30, 2003, Section 3(a) is amended by deleting the first sentence thereof in its entirety and substituting therefore the following:

         "The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (a) 750,000 shares of Stock (before giving effect to any adjustments made to such number after the initial effective date of the Plan); plus (b) the shares of Stock underlying any Awards which are forfeited, cancelled, satisfied without the issuance of Stock or otherwise terminated (other than by exercise); plus (c) any shares of Stock equal to the number of shares held back from the exercise of an Option by the Company at the request of the optionee in payment of all or a portion of the withholding taxes due upon the exercise of such Option issued under the Plan.

2. Except as so amended, the Plan in all other respects is hereby confirmed.

         IN WITNESS WHEREOF, the Board has caused this Seventh Amendment to the Plan to be duly executed on this 19th day of February, 2004.



                      ROGERS CORPORATION



                      By:      /s/ Robert M. Soffer
                               -----------------------------------
                               Robert M. Soffer
                               Vice President and Secretary


                                     1 of 1